UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

(Date of earliest event reported): September 29, 2004

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-23305 (Commission File No.)	77-0357037 (I.R.S. Employer Identification No.)

3200 Bridge Parkway, Suite 202
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 801-6500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement Communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	3
SIGNATURE	5
EXHIBIT INDEX	6
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.6

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Entry into Services, Payment and Security Agreement & Subordination Agreement

     In April 2004, the audit committee of our board of directors initiated a special investigation into certain irregular sales transactions identified by management, most of which had occurred in our Asia operations. The audit committee retained independent legal counsel to conduct the special investigation, and the independent legal counsel in turn retained forensic accountants and data discovery experts to assist them in the special investigation.

     On September 29, 2004, we entered into a Services, Payment and Security Agreement, effective as of August 19, 2004, with the independent legal counsel and the forensic accountants and data discovery experts retained by them. Under the terms of the agreement, and in consideration of the continued work by these service providers on the special investigation, we acknowledged that approximately $1,548,000 was owed to these service providers as of July 31, 2004 for work previously performed in the special investigation; we agreed to pay $450,000 of this balance upon entering into the agreement; and we agreed to pay the remaining balance owed, plus any additional amount incurred subsequent to July 31, 2004, on the earlier of the completion of a financing or December 31, 2004. We also agreed to grant to the service providers a security interest upon substantially all of our assets with respect to the unpaid balance owed, as well as any fees and costs of the service providers accruing after July 31, 2004 in the course of finishing the special investigation. The security interest will be subordinated in most respects to the security interest of Silicon Valley Bank under our credit facility, but will be pari passu among the service providers.

     On September 29, 2004, we also entered into a Subordination Agreement with the service providers in favor of Silicon Valley Bank, effective as of August 19, 2004, to set forth the respective rights of the service providers on the one hand, and Silicon Valley Bank, on the other hand, as to the competing security interests in our assets.

     Copies of the Services, Payment and Security Agreement and the Subordination Agreement are attached to this Current Report as exhibits. We, our independent legal counsel and the forensic accountants retained by them have each executed these agreements. The data discovery experts retained by our independent legal counsel are expected to execute these agreements in the next few days; however, we cannot assure you that they will execute these agreements. If the data discovery experts were to refuse to execute these agreements, they would remain unsecured as to our outstanding obligations to them, and would not be entitled to the payment covenant included in the Services, Payment and Security Agreement.

Entry into Extension Agreement with Silicon Valley Bank

     We are party to a $3 million credit facility with Silicon Valley Bank pursuant to a Loan and Security Agreement dated as of April 3, 2003, as amended by an Amendment to Loan Documents dated as of May 25, 2004 (as amended, the “Loan Agreement”). The terms of the Loan Agreement require us to comply with periodic financial and non-financial covenants, including a monthly liquidity covenant. On September 8, 2004, we became aware of the fact and gave written notice to Silicon Valley Bank that we were in violation of the monthly liquidity covenant.

     On September 13, 2004, we entered into a Temporary Forbearance Agreement with Silicon Valley Bank. Under the terms of the agreement, Silicon Valley Bank agreed to forbear from exercising (but not to waive) its rights and remedies against us as a result of our default under the Loan Agreement, until the earlier of September 21, 2004 and the date of any additional default, as described in the Temporary Forbearance Agreement. Under the terms of the Temporary Forbearance Agreement, Silicon Valley Bank has the right to exercise its rights and remedies for our August 31 default of the liquidity covenant following the expiration of the forbearance period.

     On September 29, 2004, we entered into an Extension Agreement with Silicon Valley Bank, effective as of September 13, 2004. Under the terms of the Extension Agreement, the date of expiration of the Temporary Forbearance Agreement (absent any earlier additional default, as defined therein) was extended from September 21, 2004 to October 4, 2004. In consideration of the extension of the expiration date, on September 29, 2004, we paid down $500,000 of the outstanding principal balance of our loan with Silicon Valley Bank, bringing the current outstanding principal balance to $2.5 million.

     We are in active negotiations with Silicon Valley Bank regarding a restructuring of our credit facility that would include within it a waiver of our violation of the liquidity covenant. Nevertheless, we cannot assure you that we will be successful in negotiating a restructuring and therefore that we will receive a waiver of our past covenant violation. If we are unable to reach agreement and, following expiration of the Temporary Forbearance Agreement (as amended), Silicon Valley Bank were to declare the loan in default, they would be able to seize the cash in our deposit accounts and this would significantly impair our ability to operate.

     A copy of the Extension Agreement is attached to this Current Report as an exhibit.

About First Virtual Communications

     First Virtual Communications is a premier provider of software infrastructure and solutions for real time rich media communications. Headquartered in Redwood City, California, we also have operations in Europe and Asia. More information about First Virtual Communications can be found at www.fvc.com or by calling 1-800-728-6337 or +1-650-801-6500 outside North America.

Cautionary Statement

     Except for the historical information contained herein, this Current Report contains forward-looking statements, including with regard to the Loan Agreement and our ability to operate. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of First Virtual Communications, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

     Such factors include, among others: our ability to restructure our credit facility with Silicon Valley Bank and/or to obtain a waiver from them for our failure to comply with the liquidity covenant; whether Silicon Valley Bank declares the loan in default after the forbearance period and exercises any of its remedies under the Loan Agreement; whether any additional default occurs under the Temporary Forbearance Agreement; any adverse impact on our ability to operate resulting from our failure to comply with the liquidity covenant; and other risk factors referenced in First Virtual Communications’ public filings with the Securities and Exchange Commission, including the Company’s report on Form 10-K for the year ended December 31, 2003.

     We assume no obligation to update any forward-looking statements contained herein. Our expectations and the events, conditions and circumstances on which these forward-looking statements are based, may change.

All Trademarks Recognized

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 2004	FIRST VIRTUAL COMMUNICATIONS, INC.
	By:	/s/ Truman Cole
Truman Cole
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description of Document
10.1	Services, Payment and Security Agreement among the Company, Morrison & Foerster LLP, Huron Consulting Group and Applied Discovery, Inc., dated as of August 19, 2004

10.2	Subordination Agreement in favor of Silicon Valley Bank among the Company, Morrison & Foerster LLP, Huron Consulting Group and Applied Discovery, Inc., dated as of August 19, 2004
10.3(1)	Loan and Security Agreement between the Company and Silicon Valley Bank, dated as of April 3, 2003
10.4(2)	Amendment to Loan Documents between the Company and Silicon Valley Bank, dated as of May 25, 2004
10.5(3)	Temporary Forbearance Agreement between the Company and Silicon Valley Bank, dated as of September 13, 2004
10.6	Extension Agreement between the Company and Silicon Valley Bank, dated as of September 13, 2004

(1)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, as filed on May 15, 2003 (File No. 000-23305)

(2)	Filed as an exhibit to the Company’s Current Report on Form 8-K, as filed on August 17, 2004 (File No. 000-23305)

(3)	Filed as an exhibit to Amendment No. 1 to the Company’s Current Report on Form 8-K/A, as filed on September 15, 2004 (File No. 000-23305)